EXHIBIT 4.1


["THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT
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HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933."]
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                           DATED: August 25, 1998


                             PARLEX CORPORATION

                      1989 EMPLOYEES' STOCK OPTION PLAN
                (As amended effective as of August 25, 1998)

      The purposes of this 1989 Employees' Stock Option Plan (the "Plan") are to encourage and enable employees of Parlex Corporation (the "Company") or any of its subsidiary corporations to acquire a proprietary interest in the Company through the ownership of shares of its Common Stock in order to assure a closer identification of their interests with those of the Company and to stimulate their efforts on behalf of the Company. These objectives are sought to be achieved through the granting of "incentive stock options" ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("Non-qualified Options") as herein provided.

      1.    Authority to Grant Options.
            ---------------------------

      Subject to the limitations herein contained, the Board of Directors of the Company may, at any time beginning on the date hereof, grant options to purchase shares of the Common Stock of the Company. The Board of Directors may grant new options in exchange for the cancellation of options previously granted under the Plan, and the option price of such new options shall be as determined by the Board (and such option price may be lower than the option price of canceled options).

      2.    Administration.
            ---------------

      The Plan shall be administered by the Board of Directors of the Company. The Board shall have, and may at any time delegate to a committee (the "Committee") of no fewer than three Directors (none of whom are eligible to participate in the Plan), full power to grant options, to construe and interpret the Plan, and to establish and amend rules and regulations for its administration. All action taken and decisions made by the Board of Directors or the Committee pursuant to the provisions of this Plan shall be binding and conclusive on all employees eligible to participate in the Plan and on their legal representatives and beneficiaries. No member of the Board of Directors or of the Committee shall be liable for any determination made or action taken in good faith with respect to the Plan or any option granted under the Plan.

      3.    Stock Subject to the Plan.
            --------------------------

      (a) The aggregate number of shares of Common Stock of the Company which may be issued upon the exercise of options granted under this Plan shall be 700,000 shares.

      (b) If an option granted hereunder shall expire or terminate for any reason, including, without limitation, cancellation by agreement in exchange for the grant of new options under the Plan, without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.

      4.    Eligible Persons.
            -----------------

      Options may be granted under this Plan to such key employees of the Company or of its subsidiaries (as defined in section 425 of the Code) as may be selected by the Board of Directors of the Company. Directors of the Company who are also employees of the Company or any of any subsidiary shall be eligible to receive options. An employee who has been granted an option may, if he is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine; provided, however, to the extent that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which options intended to be Incentive Options are exercisable for the first time by an individual during any calendar year shall exceed $100,000 (or such higher amount as may be permitted from time to time under section 422A of the Code), such options shall be treated as options which are not Incentive Options. In applying the provisions of the preceding sentence, there shall be taken into account solely (i) Incentive Options granted to the individual under this Plan after December 31, l986 and (ii) incentive stock options granted to the individual after December 31, l986 under all other stock option plans of the Company and any subsidiary corporation thereof. The rule set forth here shall be applied by taking options into account in the order in which they were granted.

      5.    Grant of Option and Option Agreement.
            -------------------------------------

      Each option shall be set forth in an agreement whereby the Company grants such option (the "Option Agreement") which shall be duly executed on behalf of the Company and by the employee to whom such option is granted. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until an Option Agreement shall have been duly executed on behalf of the Company and the employee, and until the employee shall have assented to the terms and provisions of the Plan.

      6.    Terms and Conditions of Options.
            --------------------------------

      Each option granted under this Plan shall be subject to the following terms and conditions:

      (a) The purchase price per share of Common Stock payable upon exercise of a Non-qualified Option shall be determined by the Board of Directors of the Company on the day the option is granted, but shall in no event be less than the par value of the stock subject to the option. The purchase price per share of Common Stock payable upon exercise of an Incentive Option shall be equivalent to the closing sale price of a share of the Common Stock as listed on the NASDAQ National Market System on the date of grant (or the last closing sale price in the event there were no such trades on the date of grant). The Board may in its discretion allow the purchase price for a share of Common Stock payable upon exercise of an option granted under this Plan to be paid with stock of the Company valued at fair market value as of the date payment is made with such stock as determined in good faith by the Board. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary and an Incentive Option is granted to such employee, the option price of such Incentive Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the closing sale price of a share of Common Stock as listed on the NASDAQ National Market System on the date of grant.

      (b) Each option shall be exercisable in such installments and at such time or times as the Board of Directors of the Company shall determine, but in no event after the expiration of ten years from the date on which such option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary and an Incentive Option is granted to such employee, the term of such Incentive Option (to the extent required by the Code at the time of grant) shall be not more than five (5) years from the date of grant.

      (c) Each option and all rights thereunder shall expire on such date as the Board shall designate provided, however, the Board shall not designate a date later than ten (10) years from the day on which such option is granted. Each option shall be subject to earlier termination as provided herein.

      (d) Any option granted under the Plan may be exercised by the employee by delivering to the Company on any business day a written notice (the "Notice") specifying the number of shares of Common Stock with respect to which the option is being exercised. Payment for shares of Common Stock purchased pursuant to the exercise of an option shall be made either in (i) cash equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), or (ii) if authorized by the applicable option agreement, shares of Common Stock having a fair market value, as determined in good faith by the Board of Directors, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock.

      (e) At the time an option is granted, the Board shall fix the period during which the option may be exercised and the percentage of shares subject to an option which may be exercised in each successive year; provided, however, the period during which the option may be exercised shall not in any event extend beyond ten (10) years from the date of grant (the "Exercise Period"). When an option becomes initially exercisable in whole or part by an employee, it shall remain exercisable for the Exercise Period specified in the Option Agreement and thereafter shall expire and no longer be exercisable; provided, however, that the Board is directed to provide in the Option Agreement for a different Exercise Period or an earlier termination of an option granted under the terms of this Plan and the rights thereunder in certain cases. Notwithstanding any provision contained herein, the Board, in its sole discretion, may after an option is granted shorten the period during which the option or any portion thereof may not be exercised to the extent and with the effect allowed for incentive stock options by regulations promulgated by the Secretary of the Treasury or his delegate.

      (f) No option shall be transferable by the employee to whom it was granted otherwise than by will or by the laws of descent and distribution and any option shall be exercisable during the lifetime of such employee only by him.

      (g) In the event an employee ceases to be an employee of the Company for any reason other than death, any unexercised options granted to such employee shall be immediately terminated and become void.

      (h) In the event an employee ceases to be an employee of the Company by reason of his death, the accrual schedule shall be accelerated to allow the employee or his legal representative to exercise all then accrued unexercised options. Such options may be exercised by the employee or his legal representative, as the case may be, within one hundred eighty (180) days after the date of death, but in no event later than the specified expiration date of the option.

      Each option granted under this Plan shall be subject to such further terms and considerations not inconsistent herewith as the Board of Directors of the Company shall determine.

      7.    Compensating Cash Payments.
            ---------------------------

      The Company acknowledges that whenever an employee acquires any shares of Common Stock pursuant to the exercise of an option granted to him under the Plan, the employee may incur additional taxable income by reason of said exercise, and the Company will receive a corresponding tax deduction. In certain circumstances, the Company may determine that, in light of such tax consequences, it is appropriate for the Company to pay such employee a cash bonus in an amount not to exceed the amount of the federal income tax deduction to which the Company becomes entitled as a result of the exercise of such option by such employee, and provided further that the Company shall not be under any legal obligation to make any cash payments pursuant to this Paragraph 7. The Board of Directors shall, in its sole discretion, determine the situations, if any, in which such a cash payment shall be made, the amount of any such cash payment, and the time when any such payment shall be made, and its determination with respect to such matters shall be conclusive and binding on all persons.

      8.    Amendment of the Plan.
            ----------------------

      The Plan may at any time or from time to time be terminated, modified or amended by the Board of Directors and the Board may amend outstanding option agreements in a manner not inconsistent with the Plan; provided, however, that the termination or any modification or amendment of the Plan, or any outstanding option agreement, shall not, without the consent of an employee, affect his rights under an option previously granted to him; and provided, further, that no action by the Board may, unless approved by the stockholders of the Company in the manner stated in Section 14, change the total number of shares of stock which are reserved for issue upon the exercise of options granted under the Plan, except as contemplated in
Section 3 hereof or (b) change the class of employees eligible to receive options.

      9.    Representations of Employee.
            ----------------------------

      (a) Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, (the "Securities Act"), as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by an option unless the person who exercises such option, in whole or in part, shall give a written representation to the Company that he is acquiring the shares issued pursuant to such exercise of the option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each share of stock issued pursuant to the exercise of an option pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 9.

      (b) The representation made in accordance with this Section 9 along with any restrictions which the Board in its discretion may impose on the stock purchased under an option granted under the Plan shall be set forth in the Option Agreement.

      10.    Notice of Disposition of Stock Prior to Expiration of Specified
             ---------------------------------------------------------------
             Holding Period:  Withholding.
             -----------------------------

      (a) Whenever shares are to be issued in satisfaction of an option granted hereunder, the Company shall have the right to require the employee to remit to the Company an amount sufficient to satisfy Federal, state, local or other withholding tax requirements if and to the extent required by law prior to the delivery of any certificate or certificates for such shares.

      (b) The Company may require as a condition on the issuance of shares covered by any option that the employee exercising such option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422A of the Code. If, and to the extent that, the realization of income in such a disposition imposes upon the Company Federal, state, local or other withholding tax requirements, the Company shall have the right to require that the employee remit to the Company an amount sufficient to satisfy those requirements prior to the transfer of any such shares and the Company may require as a condition on the issuance of shares covered by any option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

      11.    Rights as a Shareholder.
             ------------------------

      The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option until the date of issue of a certificate to him for such shares. Except as otherwise expressly provided in the Plan or the Option Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      12.    Adjustment Upon Changes in Capitalization.
             ------------------------------------------

      If the shares of Common Stock as a whole are increased, decreased, changed into or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind and per share exercise price of shares or other securities subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the employee thereafter shall have the right to purchase the number of shares or securities under such option at the per share price or per unit price, as so adjusted, which the employee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

      13.    Non-Exclusivity of the Plan.
             ----------------------------

      Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      14.    Effective Date of Plan:  Stockholder Approval.
             ----------------------------------------------

      The Plan shall be subject to approval by the affirmative vote of stockholders holding a majority of the Company's shares present (in person or by proxy) at the annual meeting or any adjournment thereof and the Plan shall take effect as of the date of adoption immediately upon such approval.

      15.    Federal Income Tax Consequences.
             --------------------------------

      The following is a brief summary of the principal United States Federal income tax consequences of the grant and exercise of Plan options under Federal income tax laws in effect on the date hereof. This is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

      The Non-qualified Options granted under the Plan are intended to be "non-qualified stock options" subject to Section 83 of the Code. The grant of Non-qualified Options under the Plan will not be treated as income to the grantee for Federal income tax purposes, nor will such grant result in a deduction for tax purposes to the Company. Upon exercise of a Non-qualified Option, the grantee will generally recognize ordinary income in the year of exercise equal to the excess of (a) the fair market value of the shares purchased, determined on the date of exercise, over (b) the exercise price.* Income recognized in connection with the exercise of a Non-qualified Option will be treated as ordinary income to the grantee, and the Company will be required to withhold tax on the amount of income realized by the grantee. The Company will be entitled to an income tax deduction in the year in which the grantee realizes income with respect to a stock option, in an amount equal to the income realized by the grantee. When a grantee disposes of shares acquired pursuant to the exercise of a Non-qualified Option, any amount received in excess of the fair market value on the date of exercise will be treated as a long-term or short-term capital gain. If the amount is less than the fair market value on the date of exercise, the loss will be treated as a long or short-term capital loss.

      The Incentive Options granted under the Plan are intended to qualify as incentive stock options, to the extent permissible, under Section 422A of the Code. The grant of Incentive Options under the Plan will not be treated as income to the grantee for Federal income tax purposes, nor will such grant result in a deduction for tax purposes to the Company. In general, upon exercise of an Incentive Option while employed by the Company or within the three month period after the termination of employment, the grantee will not recognize any ordinary income, and the Company will not be entitled to a deduction for tax purposes. If the grantee does not dispose of shares acquired upon exercise of an Incentive Option until more than two years from the date of grant and one year from the date of exercise, the excess of the sale proceeds over the aggregate exercise price of such shares will be long-term capital gain.

[FN]
--------------------
<F*>  In the case of a grantee subject to the "short-swing" insider trading restrictions of Section 16(b) of the Securities Exchange Act of l934, the date six months after exercise may determine the amount of income and the year in which such income is taxable.
